Exhibit 99.9
                                                                    ------------


                                   [FORM OF ]
                        INSTRUCTIONS BY BENEFICIAL OWNERS
                          TO BROKERS OR OTHER NOMINEES

                            WHITE RIVER CAPITAL, INC.

                        3,500,000 SHARES OF COMMON STOCK
               OFFERED PURSUANT TO A SUBSCRIPTION OFFERING MADE TO
                  SHAREHOLDERS OF UNION ACCEPTANCE CORPORATION

    (accompanying letter from brokers or other nominees to beneficial owners)

     The undersigned acknowledge(s) receipt of your letter and the materials enclosed with or referred to in your letter relating to the subscription offering (the "Subscription Offering") by White River Capital, Inc. ("White River") for shares of its common stock, without par value (the "White River Common Stock").

     This will instruct you regarding subscribing to purchase White River Common Stock for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Proxy Statement/Prospectus and the related "Instructions for Subscribing for Shares of White River Capital, Inc."

box 1. |_|  Please do not subscribe for shares of White River Common Stock.

box 2. |_|  Please subscribe for shares of White River Common Stock as set forth below:

                           NUMBER
                             OF         SUBSCRIPTION
                           SHARES           PRICE             PAYMENT
                           -------------------------------------------

Basic Subscription Amount*: _____    X    $  10.00      =   $ ________ (Line 1)
                                           ----------

Oversubscription Amount:    _____    X    $  10.00      =   $ ________ (Line 2)
                                            ---------

                                   Total Payment Required = $ ________
                               (Sum of Lines 1 and 2; must equal total
                                    of amounts in boxes 3 and 4 below)

     *YOU MAY PURCHASE THE NUMBER OF WHOLE SHARES OF WHITE RIVER COMMON STOCK EQUAL TO YOUR OWNERSHIP PERCENTAGE OF THE UAC COMMON STOCK AS OF THE RECORD DATE TIMES THE TOTAL SHARES BEING OFFERED TO UAC SHAREHOLDERS IN THE SUBSCRIPTION OFFERING (3,500,000), SUBJECT TO POTENTIAL REDUCTION BY WHITE RIVER ON A PRO RATA BASIS TO THE EXTENT NECESSARY TO ACCOMMODATE MINIMUM INVESTMENTS BY STANDBY PURCHASERS.



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box 3. |_|  The undersigned ("Subscriber") hereby  represents to [broker], White
            River and the subscription agent as follows:

          1. Subscriber has been advised that the White River Common Stock is subject to certain restrictions on transfer and ownership contained in White River's Articles of Incorporation and certain ownership disclosure obligations contained in White River's Code of By-Laws, which are included in the Proxy Statement/Prospectus. Subscriber hereby agrees to comply with and be bound by such restrictions and obligations as are set forth in White River's Articles of Incorporation and Code of By-Laws, as amended from time to time.

          2. The Oversubscription Amount for which Subscriber is subscribing as set forth on box 2 will not cause Subscriber's beneficial ownership percentage (determined based on economic interests held by or attributable to Subscriber) after completion of the Subscription Offering to exceed the greater of (1) 4.9% of White River Common Stock outstanding or (2) the percent equal to Subscriber's Ownership Percentage.

          3.   As  of  the   date  of  this   instruction   letter,   Subscriber
               beneficially owns the number of shares of White River Common Stock set forth in box 7 (giving effect to the share exchange described in the Proxy Statement/Prospectus). As of the Record Date (April 5, 2005), Subscriber beneficially owned the number of shares of UAC common stock set forth on box 7 as Subscriber's "UAC Record Date Holdings."

box 4. |_|  Payment in the following amount is enclosed: $_______________

box 5. |_|  Please deduct payment from  the following account maintained by  you as follows:

______________________________        __________________________________________
        Type of Account                              Account No.

Amount to be deducted:     $______________________________________

box 6. |_|  Please  transfer  my  subscription  opportunity  and  issue  a  new
            Subscription Agreement pursuant to and in accordance with my instructions set forth below. The undersigned hereby certifies to you, White River, and Computershare Trust Company of New York (the Subscription Agent), subject to penalties of perjury, that the transferee named below is an Affiliate or Related Party (as those terms are defined in the Proxy Statement/Prospectus and related Instructions). Unless other instructions are provided with this instruction, the Subscription Agent should deliver the Subscription Agreement for the transferred subscription opportunity to the address provided below.

Number of shares as to which the subscription opportunity
   should to be Transferred:                       _____________________________

Name of Transferee:                                _____________________________

Address for Delivery of Subscription Agreement for Transferred Subscriptions:

                                                   _____________________________
                                                   _____________________________
                                                   _____________________________



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

box 7. |_|  Holdings

(a)    Record Date holdings of UAC Common Stock:  _______________________ shares

(b)    UAC Record Date Percentage [(5a) divided by 31,019,150]:  ______________%

(c)    Basic Subscription Amount [(5b) times 3,500,000]:  _______________ shares

(d) Number of shares of White River Common Stock beneficially owned by the undersigned as of the date hereof (giving effect to the Share Exchange): ______________ shares




Date: __________________, 2005      ____________________________________________



                                    Signature(s)

                                    (Please sign exactly as your
                                    name appears above.  Joint
                                    owners should each sign
                                    personally. Where applicable,
                                    please indicate your official
                                    position or representative
                                    capacity.)


                                    Please type or print name(s)
                                    below

                                    ________________________________
                                    ________________________________



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